Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 3, 2009

Board of Directors
Alaska Pacific Energy Corp.
Carlsbad, CA

We hereby consents to the use in this Registration Statement on Form S-1 of our report dated May 15, 2009, relating to the financial statements of Alaska Pacific Energy Corp., a Nevada Corporation, for the periods ended January 31, 2009 and 2008 which appears in such Registration Statement.

Sincerely,

/s/Chisholm, Bierwolf, Nilson & Morrill
Chisholm, Bierwolf, Nilson & Morrill, LLC